Exhibit 10(v)
Execution Version

AMENDMENT NO. 1 TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
AMENDMENT NO. 1 TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT, dated as of April 5, 2012 (this “Agreement”), is among MINE SAFETY APPLIANCES COMPANY, a Pennsylvania corporation (the “Company”), PRUDENTIAL INVESTMENT MANAGEMENT, INC. (“Prudential”) and each of the holders of Notes (as defined below) (collectively, the “Noteholders”).
RECITALS:
A.    The Company, Prudential and each Noteholder are parties to a certain Note Purchase and Private Shelf Agreement, dated as of October 13, 2010 (as amended, restated or otherwise modified from time to time, the “Shelf Agreement”), pursuant to which the Company authorized the issuance and sale from time to time (within limits prescribed by Prudential under the Shelf Agreement) of (i) $100,000,000 aggregate principal amount of its 4.00% Series A Senior Notes due October 13, 2021 (as the same may be amended, restated or otherwise modified from time to time, collectively, the “Series A Notes”), and (ii) up to $50,000,000 aggregate principal amount of its additional senior promissory notes (as the same may be amended, restated or modified from time to time, collectively, the “Shelf Notes”, and together with the Series A Notes, collectively, the “Notes”).
B.    The Company has requested certain amendments to the Shelf Agreement and, subject to the terms and conditions of this Agreement, the Required Holders have agreed to such amendments.
AGREEMENT:
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS.
Except as otherwise defined in this Agreement, capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Shelf Agreement.

2.	AMENDMENTS.
Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Shelf Agreement is hereby amended, as of the Effective Date, as follows (the “Amendments”):

2.1.	Amendment of Clause (e) of Section 10.1.
Clause (e) of Section 10.1 of the Shelf Agreement is hereby amended by deleting the reference to “Twenty-Five Million and 00/100 Dollars ($25,000,000.00)” and inserting “Fifty Million Dollars ($50,000,000.00)” in lieu thereof.

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2.2.	Amendment of Clause (i) of Section 10.1.
Clause (i) of Section 10.1 of the Shelf Agreement is hereby amended by deleting the reference to “Thirty Five Million and 00/100 Dollars ($35,000,000.00)” and inserting “Fifty Million Dollars ($50,000,000.00)” in lieu thereof.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
To induce the Required Holders to enter into this Agreement, and to consent to the Amendments, the Company represents and warrants that:

3.1.	Organization; Power and Authority.
Each Obligor is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, partnership or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be licensed or qualified would not reasonably be expected to have a Material Adverse Effect. Each Obligor has the necessary corporate power and authority to execute and deliver this Agreement and to perform the provisions hereof.

3.2.	Authorization, etc.
This Agreement has been duly authorized by all necessary corporate action on the part of the Obligors, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Obligors, enforceable in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3.	No Defaults.
No Default or Event of Default has occurred and is continuing, either before or after giving effect to the Amendments.

3.4.	Governmental Authorizations, Etc.
No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement.

3.5.	Effect of Amendments.
The Shelf Agreement as hereby amended shall continue in full force and effect.

4.	CONDITIONS PRECEDENT.
The Amendments shall become effective as of the first date written above (the “Effective Date”) upon the satisfaction of the following conditions precedent:

4.1.	Execution and Delivery of this Agreement.
All parties hereto shall have executed and delivered a counterpart of this Agreement.

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4.2.	New Subsidiary Note Guarantee.
Prudential and the Noteholders shall have received a fully executed Note Guarantee from MSA International, Inc., a Delaware corporation (the “New Subsidiary Guarantor”), dated the date hereof, in form and substance reasonably satisfactory to the Required Holders (the “New Subsidiary Note Guarantee”).

4.3.	Joinder to Intercompany Subordination Agreement.
Prudential and the Noteholders shall have received a fully executed joinder to the Intercompany Subordination Agreement from the New Subsidiary Guarantor, dated the date hereof, in form and substance satisfactory to the Required Holders.

4.4.	Compliance Certificates from New Subsidiary Guarantor.
(a)    Officer’s Certificate. Prudential and the Noteholders shall have received an Officer’s Certificate, from the New Subsidiary Guarantor, dated the date hereof and in form and substance satisfactory to the Required Holders, confirming that (i) its representations and warranties contained in the New Subsidiary Note Guarantee are true and correct, and (ii) the guarantee provided under the New Subsidiary Note Guarantee would not cause any borrowing, guaranteeing or similar limit binding on the New Subsidiary Guarantor to be exceeded.
(b)    Secretary’s Certificate. Prudential and the Noteholders shall have received a certificate of the Secretary or an Assistant Secretary of the New Subsidiary Guarantor, dated the date hereof and in form and substance satisfactory to the Required Holders, (i) certifying as to the resolutions of the board of directors attached thereto authorizing the New Subsidiary Guarantor’s execution and delivery of the New Subsidiary Note Guarantee and the transactions contemplated thereby, (ii) attaching and certifying as correct and complete copies of the articles or certificate of incorporation and all other constitutive documents of the New Subsidiary Guarantor, and (iii) certifying as to specimen signatures of the authorized officers of the New Subsidiary Guarantor.

4.5.	Legal Opinion.
Prudential and the Noteholders shall have received a legal opinion of independent legal counsel, dated the date hereof, in form and substance satisfactory to the Required Holders.

4.6.	Confirmation and Reaffirmation Documents.
Prudential and the Noteholders shall have received the following documents, each duly executed and delivered by the party or parties thereto and in form and substance satisfactory to the Required Holders:
(a)    Confirmation and Reaffirmation of Note Guarantees, dated as of the date hereof, executed by each of the Guarantors; and
(b)    Confirmation and Reaffirmation of the Intercompany Subordination Agreement, dated as of the date hereof, executed by each of the Obligors.

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4.7.	Costs and Expenses.
The Company shall have paid all costs and reasonable expenses of the Noteholders relating to this Agreement due on the execution date hereof in accordance with Section 6.6 hereof (including, without limitation, any reasonable attorney’s fees and disbursements).

4.8.	Representations and Warranties.
The representations and warranties set forth in Section 3 hereof shall be true and correct.

4.9.	Proceedings Satisfactory.
Prudential, the Noteholders and their special counsel shall have received copies of such documents and papers (whether or not specifically referred to above in this Section 4) as they may have reasonably requested prior to such date and such documents shall be in form and substance satisfactory to them.

5.	RELEASE.
In consideration of the agreements of the Noteholders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Prudential and each Noteholder and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Prudential, the Noteholders and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement for or on account of, or in relation to, or in any way in connection with the Shelf Agreement or any of the other Financing Documents or transactions thereunder or related thereto.
The Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
The Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. The Company acknowledges and agrees that the Releasees have fully performed all obligations and undertakings owed to the Company under or in any way in connection with the Shelf Agreement or any of the other Financing Documents or transactions thereunder or related thereto as of the date hereof.

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6.	MISCELLANEOUS.

6.1.	Effect of Amendments.
Except as expressly provided herein, (a) no terms or provisions of any agreement are modified or changed by this Agreement, (b) the terms of this Agreement shall not operate as a waiver by Prudential of, or otherwise prejudice Prudential’s rights, remedies or powers under, the Shelf Agreement or any other Financing Document, or under any applicable law and (c) the terms and provisions of the Shelf Agreement and the other Financing Documents shall continue in full force and effect.

6.2.	Successors and Assigns.
This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

6.3.	Section Headings, etc.
The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words “herein,” “hereof,” “hereunder,” and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision.

6.4.	Governing Law.
THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.5.	Waivers and Amendments.
Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

6.6.	Costs and Expenses.
Whether or not the Amendments become effective, the Company confirms its obligations under Section 15 of the Shelf Agreement and agrees that, on the execution date hereof (or if an invoice is delivered subsequent to such date or if the Amendments do not become effective, promptly, and in any event within 10 days of receiving any statement or invoice therefor), the Company will pay all out-of-pocket fees, costs and expenses reasonably incurred by the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of Bingham McCutchen LLP, special counsel to the Noteholders, presented to the Company on or before the execution date hereof. The Company will also promptly pay (in any event within 10 days), upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of special counsel to the Noteholders rendered after the execution date hereof in connection with this Agreement.

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6.7.	Execution in Counterpart.
This Agreement may be executed in any number of counterparts (including those transmitted by electronic transmission (including, without limitation, facsimile and e-mail)), all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart hereof.

6.8.	Entire Agreement.
This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

6.9.	Company Ratification.
The Company hereby confirms, ratifies and agrees that the Financing Documents executed by it continue to be valid and enforceable against it in accordance with their respective terms as of the date hereof.
[Remainder of page intentionally left blank. Next page is signature page.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

MINE SAFETY APPLIANCES COMPANY

By: /s/
Name:
Title:

The foregoing is hereby agreed to as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: /s/
Name:
Title:

[Signature Page to Amendment No. 1 to Note Purchase and Private Shelf Agreement]
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THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/
Name:
Title:

ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/
Name:
Title:

FORETHOUGHT LIFE INSURANCE COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/
Name:
Title:

[Signature Page to Amendment No. 1 to Note Purchase and Private Shelf Agreement]
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